Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150
Investor Relations Contact: Mark Oswald (734) 855-3140 Media Contact: John Wilkerson (734) 855-3864

TRW Announces $1 Billion Share Repurchase Program;

Completes Credit Facility Refinancing

LIVONIA, MICHIGAN, October 1, 2012 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today announced that its Board of Directors has authorized a $1 billion share repurchase program. The repurchase program, which will commence in the fourth quarter of this year, is expected to be executed over two years. In implementing the program, the Company may utilize a variety of methods, which may include negotiated block transactions, accelerated share repurchase transactions or open market purchases, some of which may be effected through Rule 10b5-1 plans, or by any combination of the foregoing. The timing of the repurchases will depend on several factors, including market and business conditions, and the repurchases may be discontinued at any time.

In addition, on September 28, 2012, the Company completed the refinancing of its principal credit facility, which, among other things, increased the Company’s existing $1.0 billion revolving credit facility to $1.4 billion and extended its maturity to 2017. There are currently no loans drawn under this facility. The new bank agreement increases the flexibility of the Company’s strong capital structure.

“The share repurchase program announced today reflects TRW’s on-going commitment to maximizing shareholder returns over time and demonstrates our confidence in sustaining positive earnings and cash flow from our operations,” said John C. Plant, Chairman and Chief Executive Officer. “Our positive outlook and strong capital structure should allow TRW to continue making the necessary investments in our business in support of future growth while enhancing returns to our shareholders.”

Conference Call

The Company will host a brief conference call at 9:00 a.m. (Eastern time) today, Monday, October 1, 2012, to discuss today’s capital structure announcement. The Company will not be providing an update on the current quarter nor will any topics be discussed other than those pertaining to TRW’s capital structure. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 35114799. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

About TRW

With 2011 sales of $16.2 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs over 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2011 (our “Form 10-K”) and our Reports on Form 10-Q for the fiscal quarters ended March 30, 2012 and June 29, 2012, such as: any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; any shortage of specialty resins, castings or other supplies causing a production disruption for any customers or us; general economic conditions causing a material contraction in automotive sales and production adversely affecting our results or the viability of our supply base; the unsuccessful implementation of our current expansion efforts adversely impacting our business and results; commodity inflationary pressures adversely affecting our profitability or supply base; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; pricing pressures from our customers adversely affecting our profitability; increasing costs negatively impacting our profitability; the loss of any of our largest customers materially adversely affecting us; risks associated with non-

U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers adversely affecting our operations; volatility in our annual effective tax rate resulting from a change in our valuation allowances, our mix of earnings between jurisdictions or other factors; any impairment of a significant amount of our goodwill or other intangible assets; any disruption in our information technology systems adversely impacting our business and operations; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

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